Exhibit 9 (a)(1)





                     A true Copy Witnessed under the Great
                   Seal of the Commonwealth of Massachusetts.








                                                 /s/ Paul Guzzi
                                                 -------------------
                                                     Paul Guzzi
                                            Secretary of the Commonwealth.

                                                 /s/ John Grace
                                                 -------------------
                                                Deputy Secretary.

                       HUBBARD REAL ESTATE INVESTMENTS

                     Certificate of Amendment of Fourth
                  Amended and Restated Declaration of Trust

      The undersigned, a Trustee of Hubbard Real Estate Investments (the "Trust"), hereby certifies pursuant to Section 1.3 of the Fourth Amended and Restated Declaration of Trust (the "Declaration of Trust"), that at a meeting of shareholders of the Trust duly called and held on March 29, 1977 in accordance with said declaration of Trust, at which a quroum of shareholders was present and voting throughout, the holders of not less than a majority of the aggregate number of shares of beneficial interest of the Trust then outstanding and entitled to vote thereon voted to amend the Declaration of Trust by amending
Section 8.4 thereof to read as follows:

      SECTION 8.4. Other Activities of the Advisor. The Advisor which the Trustees employ or with which they contract and any office director, employee or shareholder of the Adviser who may also be a Trustee, officer or employee of the Trust, may engage in other activities, including acquiring, managing, operating, disposing of and otherwise dealing in property of all types, real, personal and mixed, tangible and intangible, and acting as a broker for, and/or rendering advice and other services to, other Persons in connection with the sale of purchase of real estate of Mortgages and the management of its or his own investments and the investment of other Persons and may be compensated for any such advice or service by such other Person. Where the Adviser originates or arranges the acquisition or disposition of a Trust investment, it may receive a brokerage commission or other compensation therefor from the seller or buyer or other Person, provided that except upon termination or non-renewal of the contract with the Adviser, such commission or other compensation is required to be deducted from future advisory fees otherwise payable by the Trust to the Adviser. The Adviser may also receive a brokerage commission or other compensation from a participant for services rendered to such participant in a real estate, mortgage or other investment in which the Trust has invested Affiliates of the Adviser may receive compensation from the Trust or other
Persons in connection with investments and activities of the Trust and such compensation shall not be required to be deducted form advisory fees otherwise payable by the Trust to the Adviser.

      The undersigned further certifies that, pursuant to Section 10 thereof, such Declaration of Trust has bee amended as aforesaid, effective upon the filing of this Certificate of Amendment in the Office of the Secretary of the Commonwealth of Massachusetts.

      WITNESS may hand this 29th day of March, 1977.

                                                /s/ Brinley M. Hall
                                                ----------------------
                                                    Brinley M. Hall - Trustee

COMMONWEALTH OF MASSACHUSETTS |
                               >  ss:
COUNTY OF SUFFOLK             |

      On this 29th day of March, 1977, before me personally appeared Brinley M. Hall, who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed and the free act and deed of the Trustee of Hubbard Real Estate Investments.

                                              /s/ Ann Adams Hurley
                                              ---------------------
                                                  Notary Public

SEAL

My Commission Expires:

ANN ADAMS HURLEY
NOTARY PUBLIC
My commission expires June 18, 1978

                        HUBBARD REAL ESTATE INVESTMENTS


                          Certificate of Amendment of
                          Fourth Amended and Restated
                              Declaration of Trust


      The undersigned, a Trustee of Hubbard Real Estate Investments (the "Trust") hereby certifies pursuant to Section 11.3 of the Fourth Amended and Restated Declaration of Trust (the "Declaration of Trust"), of the Trust, that at a meeting of shareholders of the Trust duly called and held on March 9, 1982 in accordance with said Declaration of Trust, at which a quorum of shareholders was present and voting throughout, the holders of not less than a majority of the aggregate number of shares of beneficial interest of the Trust then outstanding and entitled to vote thereon voted to amend the Declaration of Trust in the following respects:

      SECTION 6.19. To amend Section 6.19 of the Declaration of Trust to read in its entirety as follows:

            SECTION 6.19. Redemption of Shares; Disclosure of Holding. In the event that any Person, or Persons acting as a group, shall at any time acquire ownership in the aggregate of more than 9.9% of the outstanding Common Shares of this Trust, the Trustees may redeem such shares in excess of 9.9% (the "Excess Shares"). Any such redemption right may be exercised at any time but in no event later than 60 days after the Trustees shall have received written notice from such Person or Persons regarding such acquisition. After such 60 day period, the foregoing redemption right shall extend only to any Excess Shares not referred to in such notice and may be exercised at any time but in no event later than 60 days after the Trustees shall have received a similar notice regarding such additional Excess Shares. The redemption price shall be equal to the fair market value of the Shares as reflected in the latest bid quotation for the Shares (if then traded over-the-counter) or the closing sale price (if then listed on a national securities exchange) of such Shares as of the business day, preceding the day on which notice of redemption is sent, or, if no quotations or closing sale price for the Shares are available, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment of the redemption price fixed as aforesaid. The right of redemption in this Section shall not apply to Excess Shares or additional Excess Shares acquired as a result of an offer for all outstanding Common Shares of the Trust. For the purpose of this Section 6.19, the term "ownership" of Shares shall be defined in accordance with or by reference to the qualfication requirements of the REIT Provisions of the Internal Revenue Code and shall also mean ownership as defined under Rule 13(d), as in effect on January 15, 1982, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and the term "group" shall have the same meaning as that term has for purposes of such Rule 13(d), as in effect on January 15, 1982.

            The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

      SECTION 6.22. To amend Section 6.22 of the Declaration of Trust to read in its entirety as follows:

            SECTION 6.22. Limitation of Pre-emptive Rights. Holders of Common Shares shall have no pre-emptive rights with respect to any Shares of any class or series or any Securities of the Trust which evidence indebtedness (or any Shares into which such Securities of the Trust may be converted) sold, offered or issued by the Trust. Holders of any series of Preferred Shares shall have pre-emptive rights only to the extent, if any, provided in the provisions of such series.

      SECTION 6.23. To amend Section 6.23 of the Declaration of Trust to read in its entirety an follows:

            SECTION 6.23. Dividend Investment and Share Purchase Plans. Subject to the provisions of any series of Preferred Shares at the time outstanding, the Trustees may establish from time to time one or more plans for holders of Common Shares which may permit Shareholders to invest dividends in Common Shares and which may also permit Shareholders to purchase additional Common Shares. The Trustees may amend, modify, alter and terminate any such plans. Any such plans may include a provision fixing the purchase price at such price as the Trustees shall from time to time determine, which price may be below market price or book value, or both, of the Common Shares.

      The undersigned further certifies that, pursuant to Section 10.1 thereof, such Declaration of Trust has been amended as aforesaid, effective upon filing of this Certificate of Amendment in the Office of the Secretary of The Commonwealth of Massachusetts.


      WTTNESS my hand this 9th day of March, 1982.


                                              /s/ Brinley M. Hall
                                              ----------------------------
                                              Brinley M. Hall - Trustee

                        HUBBARD REAL ESTATE INVESTMENTS

                          Certificate of Amendement of
                          Fourth Amended and Restated
                              Declaration of Trust


      The undersigned, a Trustee of Hubbard Real Estate Investments (the "Trust") hereby certifies pursuant to Section 11.3 of the Fourth Amended and Restated Declaration of Trust (the "Declaration of Trust"), of the Trust, that at a meeting of shareholders of the Trust duly called and held on March 12, 1985 in accordance with said Declaration of Trust, at which a quorum of shareholders was present and voting throughout, the holders of not less than a majority of the aggregate number of shares of beneficial interest of the Trust then outstanding and entitled to vote thereon voted to amend the Declaration of Trust in the following respect:

      To amend the second paragraph of Section 1.1 of the Declaration of Trust to read in its entirety as follows:

            Upon the written request of Hubbard Advisory Corporation ("HAC") or any successor to HAC made no later than 30 days after termination or expiration of the Advisory Agreement dated as of May 1, 1981 between the Trust and HAC, as the same may be amended from time to time (such termination or expiration being hereinafter referred to as the "termination"), the Trustees shall not later than the earlier of (a) 9 months following the termination or 9 months following the date of such request, whichever is later, or (b) following the termination, offering securities in a firm commitment or best efforts underwritten public offering registered with the Securities and Exchange Commission or in a firm commitment or best efforts underwritten private offering of equity securities of the Trust involving more than 35 purchasers, without any vote or consent of the Shareholders being required, amend the Declaration of Trust of the Trust to change the name of the Trust to "HRE Properties" or other name selected by the Trustees which does not' include "Hubbard" or any approximation thereof including any name using the three or four letters "Hub" or "Hubb." Upon the effectiveness of such name change, HAC or its successor shall promptly pay the Trust $50,000 in lieu and in full discharge of any reimbursement by HAC or its successor of any and all expenses incurred by the Trust in operation with such name change. In no event shall the Trust be required to change its name less that 60 days following the later of the foregoing written request or the termination.

      The undersigned further certifies that, pursuant to Section 10.1 thereof, such Declaration of Trust has been amended as aforesaid, effectve uoon filing of this Certificate of Amendment in the Office of the Secretary of The Commonwealth of Massachusetts.

      WITNESS my hand this 29th day of March, 1985.



                                              /s/  William F. Murdoch, Jr.
                                              ----------------------------
                                                   William F. Murdoch, Jr.

                                 HRE PROPERTIES

                          Certificate of Amendment of
                          Fourth Amended and Restated
                              Declaration of Trust

      The undersigned, a Trustee of HRE Properties (formerly named Hubbard Real Estate Investments) (the 'Trust") hereby certifies pursuant to Section 11.3 of the Fourth Amended and Restated Declaration of Trust (the "Declaration of
Trust"), of the Trust, that at a meeting of shareholders of the Trust duly called and held on March 18, 1987 in accordance with said Declaration of Trust, at which a quorum of shareholders was present and voting throughout, the holders of not less than a majority of the aggregate number of shares of beneficial interest of the Trust then outstanding and entitled to vote thereon voted' to amend Sections 5.1, 5.2 and 5.3 of the Declaration of Trust to read as set forth in Appendix A to this certificate.

      The undersigned further certifies that, pursuant to Section 10.1 thereof, such Declaration of Trust has been amended as aforesaid, effective upon filing of this Certificate of Amendment in the Office of the Secretary of The Commonwealth of Massachusetts.

      WITNESS my hand this 19th day of March, 1987.



                                      /s/  William F. Murdoch, Jr.
                                      -----------------------------------
                                           William F. Murdoch, Jr. - Trustee

                                                                     APPENDIX A

                  Amendments to Sections 5.1, 5.2 and 5.3 of
                     Declaration of Trust of HRE Properties
                       Adopted at Meeting of Shareholders
                             Held on March 18, 1987
                  -------------------------------------------


VOTED: That Sections 5.1, 5.2 and 5.3 of the Declaration of Trust of HRE Properties be and they hereby are amended to read in their entirety as set forth below, and that invalidity or unenforceability of any of the provisions set forth below shall not affect the validity or enforceability of the remainder of such provisions:

      Section 5.1. No Personal Liability of Shareholders, Trustees, etc.. No Shareholder shall be subject to any personal liability whatsoever to any other Person in connection with Trust Property or the affairs of the Trust and no Trustee, officer, employee or agent of the Trust, or member of the Board of Consultants, shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any other Person, in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust; and all such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, agent, or member of the Board of Consultants, as such, of this Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be hold to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

      Section 5.2. Non-Liability of Trustees, etc. No Trustee, officer or employee or agent of he Trust or member of the Board of Consultants, shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, agent or member of the Board of Consultants thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust. Notwithstanding anything in this Article 5 or in Article 9 or elsewhere in this Declaration of Trust to the contrary and without in any way increasing the liability of the Trustees beyond that otherwise provided in this Declaration of Trust, no Trustee of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, agent or member of the Board of Consultants for monetary damages for breach of fiduciary duty as a Trustee; provided that such provision shall not eliminate or limit the liability of a Trustee (i) for any breach of the Trustee's duty of loyalty to the Trust or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or
(iii) for any transaction from which the Trustee derived an improper personal benefit.

      Section 5.3. Mandatory Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, agents and members of the Board of Consultants, if any (including persons who serve at its request as directors, officers, trustees, employees or agents of any Trust employee benefit plan or another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee, agent or member of the Board of Consultants, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust (however, notwithstanding the foregoing exception, such indemnification shall extend to Trustees who shall have no personal liability for monetary damages to the Trust or its Shareholders pursuant to the last sentence in Section 5.2); provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless .the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect either (i) that if the matter of bad faith, willful misfeasance, gross negligence or reckless disregard of duty or good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such Person or (ii) if the matter of the personal liability of a Trustee to the Trust or any Shareholder, Trustee, officer, employee, agent or member of the Board of Consultants for monetary damages for breach of fiduciary duty pursuant to the last sentence of Section 5.2, had been adjudicated, it would have been adjudicated in favor of such Person. A Person shall be entitled to indemnification if such counsel opines favorably as to either the matter in clause (i) or the matter in clause (ii).

      The rights accruing to any Person under the provisions of this Section 5.3 shall not exclude any other right to which he may be lawfully entitled, including any provision of the By-laws of the Trust consistent with this Section 5.3, nor shall anything contained herein restrict the right of this Trust to indemnify or reimburse any Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such rights of any Person to contribution as may be available under applicable law, provided, that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trust may make advance payments (and may agree in advance to make such advance payments generally or in particular cases) in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that such Person is not entitled to such indemnification.

      In order to carry out the intent and purposes of this Section 5.3, and to assure the Trust's performance of its obligations hereunder, the Trust shall have the power to enter into agreements with Trustees, officers, employees, agents or members of the Board of Consultants designated by the Trustees, without specific approval thereof by the shareholders of this Trust. The terms of any such agreements need not be identical to the terms of any other such agreement and any such agreement which had been entered into may subsequently be amended or changed by mutual agreement of the parties thereto, without specific approval thereof by the shareholders of the Trust.

      The Trust shall have the power to dedicate the assets of the Trust to establish arrangements for funding its indemnification obligations under this
Section 5.3, including but not limited to depositing assets in trust funds, obtaining bank letters of credit in favor of indemnified Persons, establishing specific reserve accounts and otherwise funding special self-insurance arrangements for these purposes.

                                 HRE PROPERTIES

                      Certificate of Vote of the Trustees
                    Designating a Series of Preferred Shares

      The undersigned, a Trustee of HRE Properties (formerly named Hubbard Real Estate Investments) (the "Trust") hereby certifies pursuant to Section 11.3 of the fourth amended and restated Declaration of Trust (the "Declaration of Trust"), of the Trust, that at a meeting of the Trustees of the Trust duly called and held on October 27, 1988 in accordance with said Declaration of Trust, at which a quorum of Trustees were present and voting throughout, no less than seventy-five percent of the Trustees then in office voted to designate a series of Preferred Shares pursuant to Section 6.3 of the Declaration of Trust as set forth in Appendix A to this Certificate.



      WITNESS my hand this day of October 27th, 1988.


                                      /s/  William F. Murdoch, Jr.
                                      -----------------------------------
                                           William F. Murdoch, Jr.
                                           Trustee

                                                                      APPENDIX A


                     VOTE OF THE TRUSTEES OF HRE PROPERTIES
                            DESIGNATING A SERIES OF
                                PREFERRED SHARES


      VOTED: That pursuant to the authority vested in the Trustees in accordance with Section 6.3 of the Declaration of Trust, as amended, a series of Preferred Shares be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Shares" (the "Series A Shares") and the number of shares constituting such series shall be 150,000.

      Section 2. Dividends and Distributions.

            (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares ranking prior and superior to the Series A Shares with respect to dividends, the holders of Series A Shares shall be entitled to receive, when, as and if declared by the Trustees out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 or (b) subject to the provision for adjustment set forth in Section 7 hereof, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares of the Trust (the "Common Shares") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of fraction of a share of Series A Shares.

            (B) The Trust shall declare a dividend or distribution on the Series A Shares as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of or subdivision with respect to Common Shares); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the Series A Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Shares in an amount less than the total amount of all such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Trustees may fix a record date for the determination of holders of shares of Series A Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series A Shares shall have the following voting rights:

            (A) Subject to the provision for adjustment set forth in Section 7 hereof, each share Of Series A Shares shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Trust.

            (B) Except as otherwise provided herein, in the Declaration of Trust, as amended, of the Trust (the "Declaration of Trust") or by law, the holders of shares of Series A Shares and the holders of shares of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Trust.

            (C)

                  (i) If at the time of any annual meeting of  shareholders  for the election of trustees a default in preferred dividends (as hereinafter defined) shall exist, the holders of shares of Preferred Shares voting separately as a class without regard to series (with each share of Preferred Shares being entitled to that number of votes to which it is entitled on matters submitted to shareholders generally, or, if it is not entitle to vote with respect to such matters, to one vote), shall have the right to elect two members of the Trustees of the Trust. The holders of Common Shares shall not be entitled to vote in the election of the two Trustees so to be elected by the holders of shares of Preferred Shares. Any trustee elected by the holders of shares of Preferred Shares, voting as a class as aforesaid, shall continue to serve as such trustee for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any trustee elected by the holders of the Preferred Shares, voting as a class as aforesaid, a vacancy in the office of such trustee shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the Declaration of Trust, provided that, if the Declaration of Trust provides that such vacancy shall be filled by election by the shareholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of Preferred Shares, voting as a class as aforesaid, unless, in any such case, no default in preferred dividends shall exist at the time of such election.

                  (ii) For the purposes of paragraph (C)(i) of this Section 3, a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Shares shall be equivalent to six full quarterly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of Preferred Shares then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the Declaration of Trust, in the manner therein provided, which shall increase the number of Trustees so as to provide as additional places on the Trustees either or both the trusteeships to be filled by the two Trustees so to be elected by the holders of the Preferred Shares or to prevent any other change in the number of trustees of the Trust.

            (D) Except as set forth herein, holders of Series A Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

      Section 4. Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Shares outstanding shall have been paid in full, the Trust shall not

                  (i) declare of pay dividends  on, make any other  distribution on, or redeem or purchase or otherwise acquire for consideration any beneficial shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Shares;

                  (ii) declare or pay dividends on or make any other distributions of any beneficial shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Shares, except dividends paid ratably on the Series A Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration any beneficial shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Shares, provided that the Trust may at any time redeem, purchase or otherwise acquire such parity shares in exchange for any beneficial shares of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Shares; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Shares, or any beneficial shares ranking on a parity with the Series A Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Trustees) to all holders of such shares upon such terms as the Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any beneficial shares of the Trust unless the Trust could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Trust, no distribution shall be made to the holders of beneficial shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Shares unless, prior thereto, the holders of shares of Series A Shares shall have received $100 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Shares unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 5, any series of the Trust's Preferred Shares ranking on a parity with the Common Shares upon liquidation, dissolution or winding up) shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 7 hereof to reflect such events as share splits, share dividends and recapitalizations with respect to the Common Shares; such number in clause (ii), the "Adjustment Number"). In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares. Following the payment of the full amount of the Series A
      Liquidation Preference and the common Adjustment in respect of all outstanding shares of Series A Shares and Common Shares, respectively, holders of Series A Shares and holders of shares of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Shares and Common Shares, on a per share basis, respectively.

            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series A Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.


      Section 6. Consolidation, Merqer, etc. In case the Trust shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 7 hereof) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.

      Section 7. Certain Adjustments. In the event the Trust shall at any time declare or pay any dividend on common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in common Shares) into a greater or lesser number of shares of Common Shares, then, in each such case, the amounts set forth in Sections 2(A), 3(A), 5(A) and 6 hereof with respect to the multiple of (i) cash and non-cash dividends, (ii) votes,
(iii) the Series A Liquidation Preference and (iv) an aggregate amount of stock, securities, cash and/or other property referred to in Section 6 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

      Section 8. Ranking. The Series A Shares shall rank pari passu with (or if determined by the Trustees in any vote establishing any other series of Preferred Shares, either, senior or preferred to or junior and subordinate to as the case may be) each other series of Preferred Shares of the Trust with respect to dividends and/or preference upon liquidation, dissolution or winding up.

      Section 9. Redemption. Series A Shares may be redeemed by the Trust at such times and on such terms as may be agreed to between the Trust and the redeeming shareholder, subject to any limitations which may be imposed by law or the Declaration of Trust.

      Section 10. Amendment. The Declaration of Trust, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Shares, if any, voting together as a single class.

      Section 11. Fractional Share. Series A Shares may be issued by fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Shares.

                            Certificate Of Amendment
                             Of Fourth Amended and
                         Restated Declaration of Trust


      The undersigned, a Trustee of Hubbard Real Estate Investments (the "Trust"), hereby certifies pursuant to Section 11.3 of the Fourth Amended and Restated Declaration of Trust (the "Declaration of Trust") of the Trust, that at a meeting of Trustees of the Trust duly called and held on December 17, 1985, in accordance with said Declaration of Trust, at which a quorum of Trustees was present and voting throughout, the Trustees unanimously voted to amend the Declaration of Trust, effective February 1, 1966, in the following respect:

      To   amend  Section  1.1  of the  Declaration  of  Trust  to  read  in its entirely as follows:

      SECTION 1.1. Name. The trust created by this Declaration of Trust is herein referred to as the "Trust" and shall be known by the name "HRE Properties"; so far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under such name, which name (and the word "Trust" whenever used in this Declaration of Trust, except when the context otherwise requires) shall refer to the trustees as trustees and not individually or personally and shall not refer to the beneficiaries or Shareholders of the Trust, or to any officers, employees, or agents of the Trust or of such Trustees. Under circumstances in which the Trustees determine that the use of the name "HRE Properties" is not practicable, legal or convenient, they may as appropriate use their names with suitable reference to their trustee status, or some other suitable designation, or they may adopt another name under which the Trust may hold property or operate in any state, which name shall not refer to the beneficiaries or Shareholders of the Trust, or any officers employees, or agents of the Trust or of such Trustees.

      To amend Section 1.2 of the Declaration of Trust to read in its entirety as follows:

      SECTION 1.2. Title to Property. Legal title to all of the Trust Property shall be transferred to, vested in and held by the Trustees, as joint tenants with right of survivorship as Trustees of this Trust, except as provided in
Section 3.5. Where legal title is transferred (whether to or by the Trust) in the name HRE Properties, such name shall be deemed to refer to the Trustees as aforesaid.

      The undersigned further certifies that pursuant to Section 10.1. thereof, such Declaration of Trust has been amended as aforesaid, effective February 1, 1986.



      WITNESS my hand this 15 day of January, 1986.


                                      /s/  William F. Murdoch, Jr.
                                      -----------------------------------
                                           William F. Murdoch, Jr.
                                           Trustee

                                 HRE PROPERTIES


                            Certificate of Amendment
                          Fourth Amended and Restated
                              Declaration of Trust


      The undersigned, a Trustee of HRE Properties (fomerly named Hubbard Real Estate Investments) (the "Trust") hereby certifies pursuant to Section 11.3 of the Fourth Amended and Restated Declaration of Trust (the "Declaration of
Trust"), of the Trust, that at a meeting of shareholders of the Trust duly called and held on March 3, 1994 in accordance with said Declaration of Trust, at which a quorum of shareholders was present and voting throughout, the holders of not less than a majority of the aggregate number of shares of beneficial interest of the Trust then outstanding and entitled to vote thereon voted to amend the Declaration of Trust in the following respect:

      To amend Section 2.2 of the Declaration of Trust to read in its entirety as follows:

            Section 2.2 Terms of Office; Election and Qualification. Subject to the provisions of Sections 2.3 and 2.4, each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. Except as otherwise required by the provisions of any series of Preferred Shares at the time outstanding, commencing at the Annual Shareholders Meeting held in 1994, the terms of office of the Board of Trustees shall be divided into three classes, Class 1, Class II and Class III. All classes shall be as nearly equal in number as possible, and no class shall include fewer than one or more than five Trustees.

            The terms of office of the Trustees initially classified shall be as follows: (i) that of Class I shall expire at the Annual Meeting of Shareholders to be held in 1995, (ii) that of Class II shall expire at the Annual Meeting of Shareholders to be held in 1996, and (iii) that of Class III shall expire at the Annual Meeting of Shareholders to be held in 1997, and in all cases until a successor shall have been duly elected and shall have qualified. At each Annual Meeting of Shareholders after the aforementioned classification, the successor to Trustees whose terms shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting of Shareholders following election and until a successor shall have been duly elected and shall have qualified. Trustees may succeed themselves in office.

            Except as otherwise required by the provisions of any series of Preferred Shares at the time outstanding, the election of Trustees at any meeting of Shareholders shall be by the affirmative vote of the holders of a majority of the shares present in person or by proxy at such meeting and then entitled to vote in the election of Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. Such individual shall qualify as a Trustee by signing this Declaration of Trust, as so amended. Trustees continuing in office by re-election or re-appointment need not re-qualify as Trustees. Trustees may, but need not, own shares.

      The undersigned further certifies that, pursuant to Section 10.1 thereof, such Declaration of Trust has been amended as aforesaid, effective upon filing of this Certificate of Amendment in the Office of the Secretary of The Commonwealth of Massachusetts.

      WITNESS my hand this 3rd day of March, 1994.


                                      /s/  Charles J. Urstadt
                                      --------------------------
                                           Charles J. Urstadt

                                     NO. 30
                     AMENDMENT RE: TRUSTEES TERMS OF OFFICE
                                 HRE PROPERTIES